Exhibit 10.16

TENTH AMENDMENT TO FIRST AMENDED AND RESTATED
LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS

This Tenth Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents (this "Amendment'') is entered into as of August 1, 2017, by i3 VERTICALS, LLC ("i3"), a Delaware limited liability company; CP-PS, LLC ("CP-PS"), a Delaware limited liability company; CP-DBS, LLC ("CP-DBS"), a Delaware limited liability company, i3 VERTICALS MANAGEMENT SERVICES, INC. ("i3 Management"), a Delaware corporation, i3-RS, LLC ("i3-RS"), a Delaware limited liability company, i3-EZPAY, LLC, a Delaware limited liability company ("i3-EZ"), i3-LL, LLC, a Delaware limited liability company ("i3-LL"), i3-PBS, LLC, a Delaware limited liability company ("i3-PBS"), i3-INFIN, LLC, a Delaware limited liability company ("i3-Infin"), i3-BP, LLC, a Delaware limited liability company ("i3-BP"), i3-Axia, LLC, a Delaware limited liability company ("i3-Axia"), i3-Randall, LLC, a Delaware limited liability company ("i3-Randall"), i3-CSC, LLC, a Delaware limited liability company ("i3-CSC"), i3-TS, LLC, a Delaware limited liability company ("i3-TS"), and Fairway Payments, LLC, a Virginia limited liability company ("Fairway") (i3, CP-PS, CP-DBS, i3 Management, i3-RS, i3-EZ, i3-LL, i3-PBS, i3-Infin, i3-BP, i3-Axia, i3-Randall, i3-CSC, and i3-TS are the "Existing Borrowers," and the Existing Borrowers and Fairway are, collectively, "Borrowers"); CLARITAS CAPITAL SPECIALTY DEBT FUND, L.P. ("CCSD I"), a Delaware limited partnership; CCSD II, L.P. ("CCSD II"), a Delaware limited partnership; HARBERT MEZZANINE PARTNERS III, L.P. ("Harbert"), a Delaware limited partnership (together with CCSD I and CCSD II, collectively "Lenders"); and CCSD I, in its capacity as Collateral Agent for Lenders, as provided in the Loan Agreement described below ("Collateral Agent").

RECITALS:

A.    Lenders, Collateral Agent, and the Existing Borrowers previously executed that First Amended and Restated Loan Agreement dated as of January 9, 2015, as amended by that First Amendment to First Amended and Restated Loan Agreement and .Omnibus Amendment to Loan Documents dated as of April 23, 2015, as further amended by that Second Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents dated as of June 25, 2015, as further amended by that Third Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents dated as of August 11, 2015, as further amended by that Fourth Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents dated as of January 11, 2016, as further amended by that Fifth Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents dated as of April 29, 2016, as further amended by that Sixth Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents dated as of May 12, 2016, as further amended by that Seventh Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents dated as of June 30, 2016, as further amended by that Eighth Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents dated as of December 21, 2016, and as further amended by that Ninth Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents dated as of March 31, 2017 (as amended, the "Loan Agreement"); and

B.    Upon the consummation of the Fairway Acquisition (as defined below), Fairway will become a wholly-owned subsidiary of i3 and wishes to join the Loan Agreement and certain other Loan Documents (as defined in the Loan Agreement) as an additional Borrower or other appropriate party; and

C.    Lenders are the holders of the Warrants (as defined in the Loan Agreement); and

D.    The parties hereto wish to amend the Loan Agreement and other Loan Documents and to waive certain rights under the Warrants;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Definitions and Rules of Construction. As used in this Amendment, capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, and the rules of construction applicable to the Loan Agreement shall apply to this Amendment.

2.    Joinder of Fairway. Fairway hereby joins in (i) the Loan Agreement as a "Borrower," (ii) the Term Loan Notes as a "Maker," (iii) that Security Agreement dated as of August 21, 2013, by and among Existing Borrowers and Collateral Agent (the "Security Agreement") as a "Debtor," and all such documents are hereby amended to include Fairway as a party thereto. Fairway further (i) agrees to make all of the representations and warranties set forth in the Loan Agreement and the other Loan Documents to which it is joined as of the date hereof; (ii) grants to Collateral Agent, for the benefit of Lenders, pursuant to the terms and provisions of the Loan Agreement and the Security Agreement, a valid and enforceable security interest in and to all of its assets constituting Collateral (as defined in the Security Agreement), free and clear of all Encumbrances except as otherwise provided in the Loan Agreement; and (iii) agrees that it hereby assumes, and is a direct obligor primarily liable for, all of the Obligations, whether now or hereafter arising. Without limiting the foregoing, Fairway agrees that it shall be jointly and severally liable with Existing Borrowers and any other Borrower for all liabilities and obligations of each such Borrower to Collateral Agent and Lenders irrespective of when such liabilities or obligations first arose under the Loan Agreement or the other Loan Documents. In furtherance of the foregoing, Fairway agrees to execute and/or deliver to Collateral Agent such additional loan documents, security instruments, UCC financing statements, and other documents, instruments, certificates or agreements as Collateral Agent may reasonably request to give effect to this joinder of Fairway.

3.    Fairway Acquisition.

(a)    Subject to the condition set forth below in this paragraph, the Collateral Agent and Lenders consent to the acquisition of all of the outstanding common stock of Fairway by i3 (the "Fairway Acquisition") pursuant to that certain Membership Interest Purchase and Contribution Agreement (the "Fairway Acquisition Agreement") dated as of the date hereof, by and among i3, FPI Holdings, Inc., and Craig Shapero. Borrowers represent, warrant, and agree that (i) the Fairway Acquisition qualifies as and constitutes a Permitted Acquisition (excluding the size of the purchase consideration thereof), and all of the conditions set forth in the definition of Permitted Acquisition (excluding the size of the purchase consideration thereof) have been or will be satisfied within the time periods specified therein (or within such shorter time periods as Lenders have permitted), (ii) there is no contingent consideration payable under the Fairway Acquisition Agreement, and (iii) no Borrower is issuing a Seller Note in connection with such acquisition.

(b)    i3 represents and warrants that the Fairway Acquisition has closed in accordance with the terms of the Fairway Acquisition Agreement. The consent of the Collateral Agent and Lenders is conditioned on i3's completion of an equity offering in an amount of at least $13,000,000.00. The cash proceeds of such equity offering, in a minimum amount of $11,500,000.00, shall be applied to reduce outstanding principal amounts under the "Revolving Loans" under the Senior Loan Agreement. Borrowers represent, warrant, and agree that $500,000.00 of the proceeds of such equity offering result from the conversion of an existing note owed to Greg Daily in the amount of $500,000.00 to equity in i3. An additional $1,000,000.00 of cash proceeds of such equity offering shall be made available to Borrowers on or before August 31, 2017. Borrowers shall provide evidence satisfactory to the Collateral Agent on or before August 31, 2017 of the receipt of such $1,000,000.00 of additional equity. Failure of Borrowers to provide such evidence on or before August 31, 2017, shall constitute an Event of Default.

(c)    Borrowers represent and warrant that all documentation relating to the equity offering described in the preceding paragraph has been provided to the Collateral Agent. Borrowers also represent and warrant that the execution, delivery, and performance of the Fairway Acquisition Agreement does not violate or interfere with the rights of any Person or entity.

4.    Amendments to Loan Documents.

(a)    Expert Auto Repair Add Back. Borrowers, Collateral Agent, and Lenders agree that, for the Fiscal Quarter, if any, in which the Expert Auto Repair Amount (as defined below) is recognized by Borrowers in their relevant financial statements, the Expert Auto Repair Amount shall be added back to all calculations of EBITDA. For purposes of this Section, the "Expert Auto Repair Amount" is defined as the amount, which shall not exceed $1,000,000.00, which is utilized by Borrowers in connection with the settlement of that certain class action lawsuit styled "Expert Auto Repair, Inc. et al. vs. Merchant Processing Solutions, LLC, et al." The add back for calculating EBITD A described in this Section shall be applicable only for the quarter in which the Expert Auto Repair Amount is recognized in Borrowers' financial statements.

(b)    Landlord Waiver. Collateral Agent and Lenders acknowledge that, as part of the Fairway Acquisition, Borrowers have assumed that certain Office Lease Agreement dated January 19, 2011 (the "Lease") between Fairway and Damar Properties, LLC for the premises located at 300 N. Lee Street, Suite 500, Alexandria, VA, 22314 (the "Lee Premises"), which Lease contains the grant of a security interest which is not a Permitted Encumbrance. Collateral Agent and Lenders hereby consent to such security interest and waives any Defaults or Events of Default that exist or may arise on account of the granting or existence of such security interest. Borrowers obtained a landlord waiver from the landlord of the Lee Premises, but such waiver in not in form acceptable to Collateral Agent and Lenders in all respects. Borrowers' failure to obtain an acceptable landlord waiver shall not constitute a Default or Event of Default under the Credit Agreement; provided, however, that until Borrowers obtain a landlord waiver acceptable to Collateral Agent and Lenders in all respects, in their reasonable discretion, Borrowers covenant and agree that the value of all assets of Borrowers located on the Lee Premises shall not at any time exceed $50,000.00.

(c)    Sage Consent. Borrowers covenant and agree to use commercially reasonable efforts to obtain a consent to Collateral Agent's security interest under the Loan Documents from Sage Payment Solutions, Inc. within sixty (60) days of the date hereof (or such longer period as may be agreed to by Collateral Agent in its reasonable discretion), reasonably satisfactory in form and substance to the Collateral Agent, with respect to that certain Amended and Restated Merchant Referral and Services Agreement, dated as of April 1, 2016, by and between Sage Payment Solutions, Inc. and Fairway.

(d)    Merger Consent. Borrowers have informed Collateral Agent and Lenders that i3 intends to cause Fairway to consolidate, rollup, and merge with or into a newly-created wholly-owned subsidiary named "i3-Fairway, LLC" (or a similar name) formed under the laws of the State of Delaware within sixty (60) days (or such longer period as may be agreed to by Collateral Agent in its reasonable discretion) after the date hereof (the "Merger") which if done without the consent of the Lenders would be a violation of Sections 7.8 and 7.11 of the Loan Agreement. At the request of and as an accommodation to Borrowers, Collateral Agent and Lenders hereby consent to the consummation of the Merger and agree that the consummation of the Merger shall not constitute a Default or Event of Default under the Loan Agreement, subject to satisfaction of the following conditions: (i) the Merger occurs on or before sixty (60) days (or such longer period as may be agreed to by Collateral Agent in its reasonable discretion) from the date hereof, (ii) i3-Fairway, LLC assumes all liabilities of Fairway as part of the Merger, and (iii) i3-Fairway, LLC is joined as a Borrower to the Loan Documents concurrently with the consummation of the Merger.

(e)    Equity Pledge. Borrowers have informed Collateral Agent and Lenders that, in connection with the Fairway Acquisition, i3 intends to issue additional equity interest in i3 that may be required to be pledged to Collateral Agent pursuant to Loan Agreement. Borrowers covenant and agree to deliver to Collateral Agent within ten (10) Business Days of the date hereof (or such longer period as may be agreed to by Collateral Agent in its reasonable discretion) an amendment to that LLC Interests Security Agreement dated as of August 14, 2013, executed by certain members of i3 in favor of Collateral Agent (the "Pledge Agreement"), such amendment to be in form acceptable to Collateral Agent, in its reasonable discretion, and executed by all Persons required under Section 6.4(c) of the Loan Agreement to pledge their equity interests in i3.

5.    Waiver of Certain Matters Regarding Issuance of Equity. Lenders agree that i3 may issue up to 500,000 Common Units of i3 pursuant to the Fairway Acquisition Agreement without making any adjustment to the Warrants pursuant to Section 8 thereof.

6.    Updating of Schedules. Borrowers hereby reaffirm the warranties and representations made in Article 5 of the Loan Agreement as true and correct given as of the date hereof, subject to (i) matters therein that were expressly disclosed as of a particular date other than the Closing Date, and (ii) the matters disclosed in the updated complete set of Schedules to the Loan Agreement attached hereto as Exhibit A.

7.    Borrowers' Release. Borrowers hereby release Lenders and Collateral Agent from any claim, defense, or right of setoff, known or unknown, that any Borrower may have against any of them as of the execution of this Amendment; provided, however, to avoid doubt, Lenders and Collateral Agent are not released from their future obligations under the Loan Documents.

8.    Borrowers' Affirmations. Borrowers acknowledge, warrant, and represent that (i) pursuant to the Loan Documents, their obligations to repay the Obligations are absolute and unconditional, and there exists no right of deduction, setoff, recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations, (ii) the Loan Documents are valid and enforceable against Borrowers in accordance with their terms (subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws) and grant valid and perfected security interests and liens in the collateral described therein with the priority required by the Loan Documents, and (iii) no Default or Event of Default presently exists under the Loan Documents.

9.    Expenses. Borrowers agree to pay any and all costs and expenses (including, without limitation, reasonable attorneys' fees and recording fees) incurred by Collateral Agent and Lenders and arising out of or relating to the preparation and negotiation of this Amendment and the matters contemplated hereby.

10.    Construction of Agreement. Except as expressly provided herein, the Loan Documents remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to (i) impair the validity, perfection, or priority of any security interest granted therein, or (ii) waive or impair any rights, powers, or remedies of Lenders or Collateral Agent under the Loan Documents.

11.    Assignment. This Amendment shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of Borrowers, Collateral Agent, and Lenders, except that Borrowers may not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lenders. Any attempted assignment or delegation without the required prior consent shall be void.

12.    Entire Agreement. This Amendment and the other written agreements among the parties represent the entire agreement of the parties concerning the subject matter hereof, and all oral discussions and prior inconsistent agreements are merged herein. In the event of an inconsistency between this Amendment and the provisions of the other Loan Documents, the provisions of this Amendment shall control.

13.    Notices. Any communications concerning this Agreement or the Obligations shall be addressed as provided in the Loan Documents, except that the address for notices to CCSD I and CCSD II shall be revised as follows:

c/o Capital Alignment Funds
40 Burton Hills Blvd., Suite 250
Nashville, TN 37215
Attn: R. Burton Harvey
Email: bharvey@capfunds.com

14.    Applicable Law. This Amendment shall be governed by the substantive laws (excluding conflicts principles) of the State of Tennessee.

15.    Jurisdiction; Venue; Waiver of Jury Trial; Etc. All matters of jurisdiction, venue, waiver of jury trial, and other general matters shall be determined as provided in the Loan Agreement.

16.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and may be delivered electronically by facsimile or .pdf image.
[signature pages follow]

This Tenth Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents is dated as of the date first written above.

BORROWERS:

I3 VERTICALS, LLC
CP-TOPS, LLC
CP-DBS, LLC
i3 VERTICALS MANAGEMENT SERVICES, INC.
i3-RS, LLC
i3-EZPAY, LLC
i3-LL, LLC
i3-PBS, LLC
i3-INFIN, LLC
i3-BP, LLC
i3-AXIA, LLC
i3-RANDALL, LLC
i3-CSC, LLC
i3-TS, LLC
By:	/s/ Scott Meriwether
Name:	Scott Meriwether
Title:	Vice President

Fairway Payments, LLC

By:	i3 Verticals, LLC, its sole member

By:	/s/ Scott Meriwether
Name:	Scott Meriwether
Title:	Vice President

(Signatures to Tenth Amendment to First Amended and Restated Loan Agreement
and Omnibus Amendment to Loan Documents)

COLLATERAL AGENT:

CLARITAS CAPITAL SPECIALTY DEBT FUND, L.P.

By:	CCSD GP, LLC, its General Partner

	By:	/s/ R. Burton Harvey
	Name:	R. Burton Harvey
	Title:	Managing Partner

LENDERS:

CCSD II, L.P.

By:	CCSD GP II, LLC, its General Partner

	By:	/s/ R. Burton Harvey
	Name:	R. Burton Harvey
	Title:	Managing Partner

CLARITAS CAPITAL SPECIALTY DEBT FUND, L.P.

By:	CCSD GP, LLC, its General Partner

	By:	/s/ R. Burton Harvey
	Name:	R. Burton Harvey
	Title:	Managing Partner

(Signatures to Tenth Amendment to First Amended and Restated Loan Agreement
and Omnibus Amendment to Loan Documents)

HARBERT MEZZANINE PARTNERS III, L.P.

By:	HMP III GP, LLC, Its General Partner

	By:	Harbert Mezzanine Partners III GP, LLC, its Sole Manager

		By:	Harbert Mezzanine Manager III, Inc., its Sole Manager

			By:	/s/ John C. Harrison
			Name:	John C. Harrison
			Title:	VP

(Signatures to Tenth Amendment to First Amended and Restated Loan Agreement
and Omnibus Amendment to Loan Documents)

EXHIBIT A

[Schedules updated to reflect the joinder of Fairway to the Loan Agreement and certain other Loan Documents.]